Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Corporation Reports Fiscal 2021 First Quarter Results

•	First Quarter Net Loss from Continuing Operations of $72.7 Million, or $1.36 Per Share, Compared to the Prior Year First Quarter Net Loss of $99.3 Million, or $1.88 Per Share

•	First Quarter Adjusted Net Loss from Continuing Operations of $2.0 Million, or $0.04 Per Share, Compared to the Prior Year First Quarter Adjusted Net Loss of $7.5 Million, or $0.14 Per Share

•	First Quarter Adjusted EBITDA from Continuing Operations of $107.4 Million, Compared to the Prior Year First Quarter Adjusted EBITDA of $110.3 Million

o	COVID-19 had a $30 million net negative impact on First Quarter Adjusted EBITDA

•	First Quarter Revenues Increased 12.2 Percent - Strong Growth in Both Retail Pharmacy and Pharmacy Services Segments

•	Launches Offer to Exchange up to $750,000,000 Aggregate Principal Amount of Outstanding 6.125% Senior Notes Due 2023 for Newly Issued 8.0% Senior Secured Notes Due 2026 and Cash

•	Withdraws Fiscal 2021 Outlook Due to Uncertainty Around Ultimate Impact of COVID-19

o	Expects to Generate Positive Free Cash Flow in Fiscal 2021

CAMP HILL, Pa. (June 25, 2020) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended May 30, 2020.

For the first quarter, the company reported net loss from continuing operations of $72.7 million, or $1.36 per share, Adjusted net loss from continuing operations of $2.0 million, or $0.04 per share, and Adjusted EBITDA from continuing operations of $107.4 million, or 1.8 percent of revenues.

“I couldn’t be more proud of how our teams have worked tirelessly to support and care for our communities during these unprecedented times, while continuing to push forward in achieving our vision for the future,” said Heyward Donigan, president and chief executive officer, Rite Aid. “Our Retail Pharmacy teams responded to the COVID-19 crisis by taking immediate action to maintain our supply chain and stay in stock, enhance our digital experience, quickly implement safety measures, keep our stores open and provide outstanding service, all of which helped us drive double-digit front-end sales growth and gain retail market share. In the Pharmacy Services Segment, our full leadership team is now in place, and our team has made excellent progress in integrating the assets of EnvisionRxOptions, soon to be renamed Elixir, as we continue the integration with Rite Aid.

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Rite Aid FY 2021 Q1 Press Release - page 2

“There are certainly challenges brought about by COVID-19, including the decline in acute prescriptions and increased costs incurred to assure the safety of our associates and customers. No matter the challenge, we can execute our strategy and deliver day-to-day operational excellence in the face of a pandemic. I am amazed by the passion and spirit of our more than 50,000 associates, who have come to work every day driven by a desire to help customers stay healthy and demonstrating the essential role of pharmacy in our communities. Thanks to their hard work, the fundamentals of our business are strong, and we are right on track with the launch of our new RxEvolution strategy. I am excited to continue this important work as we look to become a leading mid-market PBM, unlock the value of our pharmacists and revitalize our retail and digital experiences.”

First Quarter Summary

Revenues from continuing operations for the quarter were $6.03 billion compared to revenues from continuing operations of $5.37 billion in the prior year’s quarter. Retail Pharmacy Segment revenues were $4.12 billion and increased 6.7 percent compared to the prior year period due to an increase in same store sales. Revenues in the Pharmacy Services Segment were $1.98 billion, an increase of 26.2 percent compared to the prior year period, which was primarily due to an increase in Medicare Part D membership of approximately 252,000 compared to the prior year period.

Retail Pharmacy Segment same store sales from continuing operations for the first quarter increased 6.6 percent over the prior year period, consisting of a 14.2 percent increase in front-end sales and a 2.2 percent increase in pharmacy sales. Front-end same store sales, excluding cigarettes and tobacco products, increased 16.0 percent, driven by increases in general cleaning products, sanitizers, wipes, paper products, liquor, over-the-counter products and summer seasonal items. The company increased its front-end market share by 270 basis points in both dollar and unit sales1. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 0.4 percent over the prior year period driven by increases in maintenance medication fills, supported by personalized Medication Therapy Management interventions and home deliveries, partially offset by a reduction in acute prescriptions of 14.8 percent resulting from the postponement of outpatient medical visits and elective surgical procedures in connection with the COVID-19 pandemic. Prescription sales from continuing operations accounted for 64.2 percent of total drugstore sales.

Net loss from continuing operations was $72.7 million, or $1.36 per share compared to last year’s first quarter net loss from continuing operations of $99.3 million, or $1.88 per share. The improvement in net loss was due primarily to a LIFO credit in the current year compared to a LIFO charge in the prior year, an income tax benefit in the current year compared to income tax expense in the prior year, and lower restructuring-related costs, partially offset by intangible asset impairment charges relating to the rebranding of the Pharmacy Services Segment to its new brand name, Elixir.

Adjusted EBITDA from continuing operations was $107.4 million or 1.8 percent of revenues for the first quarter compared to last year’s first quarter Adjusted EBITDA from continuing operations of $110.3 million or 2.1 percent of revenues. Retail Pharmacy Segment Adjusted EBITDA from continuing operations decreased $21.0 million due primarily to the impact of the COVID-19 pandemic and the completion of services provided under the Transition Services Agreement. Although our Retail Pharmacy Segment benefited from increased front-end sales, the reduction in acute prescription count and incremental expenses for payroll and other operating costs resulted in a combined net negative impact from COVID-19 of approximately $30.0 million in the quarter. Pharmacy Services Segment Adjusted EBITDA increased $18.1 million over the prior year due to increased revenues and improvements in pharmacy network management.

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1 – Source: IRI. Excludes tobacco, cigarettes, greeting cards and online sales. For drug store channel during Rite Aid’s first fiscal quarter.

Rite Aid FY 2021 Q1 Press Release - page 3

Rite Aid on the Front Lines of the COVID-19 Crisis

Rite Aid is on the front lines of providing communities with essential care, services and products and took the following actions during the COVID-19 pandemic to serve its customers and communities:

•	Worked with the U.S. Department of Health and Human Services to be early adopters of COVID-19 testing, launching 97 sites with the capacity to conduct more than 48,000 tests each week.
•	Provided additional support specific to associate pay and safety, including our Hero Pay program that ran from March 15 to May 16, 2020, a $1,000 Hero Bonus for retail store management, Pandemic Pay, Administrative Leave, and various in-store safety procedures.
•	Through The Rite Aid Foundation, committed $6 million to support healthcare providers and first responders, regional hot spots, community needs and The Rite Aid Foundation Associate Relief Fund.
•	Hired approximately 6,000 full and part-time associates to support store and distribution center teams.
•	Instituted “Pandemic Pay” policy that ensures associates are compensated if diagnosed with the virus or quarantined because of exposure.
•	Implemented specific internal protocols to keep associates safe and ready to serve customers, including the installation of Plexiglas shields at pharmacy and front-end counters to provide additional protection.
•	Ensured contact-less capabilities at our stores for prescription pickup and payment.
•	Expanded home delivery of front-end items through a new partnership with Instacart.
•	Launched a new telehealth service Rite Aid Virtual Care to better serve patient needs.
•	Established social distancing procedures that include marking floor areas in front of the pharmacy and front-end counters with tape to ensure 6-foot separation.
•	Waived delivery-service fees for eligible prescriptions.
•	Followed enhanced cleaning and sanitization protocols designed specifically to prevent the spread of a wide spectrum of viruses, including COVID-19 and influenza.

During the first three weeks of June, the company saw continued increases in comparable front-end sales of 7.2 percent excluding cigarettes and tobacco products over the same prior year period, due to demand for personal care, paper products and OTC medications. We believe our continued strong front-end performance is due to good in-stock positioning through vendor partnerships and store-level execution, success with keeping stores open for longer hours compared to competitors and maintaining a safe and clean store experience for associates and customers. Same store prescription counts during the first three weeks of June increased 80 basis points over the same prior year period due to a lessening impact of acute prescription declines, which decreased by 11.7 percent.

In addition, we continue to closely manage and reduce costs. We have recently eliminated 254 corporate office positions across both our Retail Pharmacy and Pharmacy Services segments. We have also taken steps to reduce other expenses, such as shrink, advertising, rent, travel and call center expenses. In total, we expect these reductions to result in savings of over $40 million in Fiscal 2021 that were not included in our original guidance and over $55 million on a run rate basis. The company expects to incur severance costs of $7 million related to the elimination of corporate positions, which will be classified as a restructuring expense.

The company currently has liquidity of approximately $1.7 billion, which consists of availability to borrow under our secured revolving credit facility of approximately $1.52 billion and cash on hand of approximately $180 million.

Outlook for Fiscal 2021

Due to the significant uncertainty that continues to exist around the severity and duration of the COVID-19 pandemic and the related potential impacts on our business, particularly on acute prescription volume, SG&A expense and Pharmacy Services Segment membership, the company is withdrawing the Fiscal 2021 guidance issued on March 16, 2020. The company does expect to generate positive free cash flow in Fiscal 2021, in part by reducing costs, improving working capital and reducing expected capital expenditures from our original guidance of $350 million to $275 million.

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Rite Aid FY 2021 Q1 Press Release - page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be broadcast via the Internet at https://www.riteaid.com/corporate/investor-relations/presentations. The telephone replay will be available beginning at 12 p.m. Eastern Time today and ending at 11:59 p.m. Eastern Time on June 27, 2020. To access the replay of the call, telephone (800) 585-8367 or (416) 621-4642 and enter the seven-digit reservation number 9726719. The webcast replay of the call will also be available at https://www.riteaid.com/corporate/investor-relations/presentations starting at 12 p.m. Eastern Time today. The playback will be available until the company’s next conference call.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through Elixir, we provide pharmacy benefits and services to approximately 4 million members nationwide. For more information, www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's ability to generate positive free cash flows in fiscal 2021; the impact of the recent global coronavirus (COVID-19) pandemic on the company’s business; Rite Aid’s plan to hire additional associates; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations of our customers, suppliers and business partners; our ability to successfully implement our new business strategy (including any delays and adjustments as a result of COVID-19) and improve the operating performance of our stores; Rite Aid’s ability to complete the exchange offer; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; outcomes of legal and regulatory matters; our ability to partner and have relationships with health plans and health systems; and the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.

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Rite Aid FY 2021 Q1 Press Release - page 5

The degree to which COVID-19 may affect Rite Aid’s results and operations, will depend on future developments, which are highly uncertain, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact (including travel bans and restrictions, quarantines, shelter-in-place orders and shutdowns), and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, gains and losses on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis.

Not an Offer of any Security

This release is for information purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any security of Rite Aid, and may not be relied upon in connection with the purchase or sale of any such security.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	May 30, 2020	February 29, 2020
ASSETS
Current assets:
Cash and cash equivalents	$288,316	$218,180
Accounts receivable, net	1,592,799	1,286,785
Inventories, net of LIFO reserve of $527,574 and $539,640	1,890,024	1,921,604
Prepaid expenses and other current assets	107,672	181,794
Current assets held for sale	-	92,278
Total current assets	3,878,811	3,700,641
Property, plant and equipment, net	1,180,346	1,215,838
Operating lease right-of-use assets	2,894,333	2,903,256
Goodwill	1,108,136	1,108,136
Other intangibles, net	316,204	359,491
Deferred tax assets	16,680	16,680
Other assets	126,364	148,327
Total assets	$9,520,874	$9,452,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$8,066	$8,840
Accounts payable	1,460,325	1,484,081
Accrued salaries, wages and other current liabilities	679,322	746,318
Current portion of operating lease liabilities	490,202	490,161
Current liabilities held for sale	-	37,063
Total current liabilities	2,637,915	2,766,463
Long-term debt, less current maturities	3,321,972	3,077,268
Long-term operating lease liabilities	2,694,929	2,710,347
Lease financing obligations, less current maturities	18,590	19,326
Other noncurrent liabilities	233,679	204,438
Total liabilities	8,907,085	8,777,842

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	54,675	54,716
Additional paid-in capital	5,892,720	5,890,903
Accumulated deficit	(5,285,735)	(5,222,194)
Accumulated other comprehensive loss	(47,871)	(48,898)
Total stockholders' equity	613,789	674,527
Total liabilities and stockholders' equity	$9,520,874	$9,452,369

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
Revenues	$6,027,376	$5,372,589
Costs and expenses:
Cost of revenues	4,829,057	4,245,866
Selling, general and administrative expenses	1,197,147	1,162,652
Lease termination and impairment charges	3,753	478
Intangible asset impairment charges	29,852	-
Interest expense	50,547	58,270
Gain on sale of assets, net	(2,260)	(2,712)

	6,108,096	5,464,554

Loss from continuing operations before income taxes	(80,720)	(91,965)
Income tax (benefit) expense	(8,018)	7,374
Net loss from continuing operations	(72,702)	(99,339)
Net income (loss) from discontinued operations, net of tax	9,161	(320)
Net loss	$(63,541)	$(99,659)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(72,702)	$(99,339)
Net income (loss) from discontinued operations attributable to common stockholders - basic and diluted	9,161	(320)
Loss attributable to common stockholders - basic and diluted	$(63,541)	$(99,659)

Denominator:
Basic and diluted weighted average shares	53,462	52,976

Basic and diluted loss per share
Continuing operations	$(1.36)	$(1.88)
Discontinued operations	$0.17	$0.00
Net basic and diluted loss per share	$(1.19)	$(1.88)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
OPERATING ACTIVITIES:
Net loss	$(63,541)	$(99,659)
Net income (loss) from discontinued operations, net of tax	9,161	(320)
Net loss from continuing operations	$(72,702)	$(99,339)
Adjustments to reconcile to net cash used in operating activities of continuing operations:
Depreciation and amortization	79,103	83,926
Lease termination and impairment charges	3,753	478
Intangible asset impairment charges	29,852	-
LIFO (credit) charge	(12,066)	7,489
Gain on sale of assets, net	(2,260)	(2,712)
Stock-based compensation expense	1,874	5,380
Changes in operating assets and liabilities:
Accounts receivable	(308,636)	(17,565)
Inventories	43,647	(11,454)
Accounts payable	13,320	(75,893)
Operating lease right-of-use assets and operating lease liabilities	(6,595)	(11,893)
Other assets	99,177	22,513
Other liabilities	13,263	47,831
Net cash used in operating activities of continuing operations	(118,270)	(51,239)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(28,459)	(40,981)
Intangible assets acquired	(10,715)	(8,210)
Proceeds from dispositions of assets and investments	2,755	658
Net cash used in investing activities of continuing operations	(36,419)	(48,533)
FINANCING ACTIVITIES:
Net proceeds from revolver	242,000	125,000
Principal payments on long-term debt	(1,298)	(1,780)
Change in zero balance cash accounts	(26,567)	36,387
Payments for taxes related to net share settlement of equity awards	(99)	(195)
Deferred financing costs paid	(1,332)	(186)
Net cash provided by financing activities of continuing operations	212,704	159,226
Cash flows from discontinued operations:
Operating activities of discontinued operations	(82,189)	(13,877)
Investing activities of discontinued operations	94,310	523
Net cash provided by (used in) discontinued operations	12,121	(13,354)
Increase in cash and cash equivalents	70,136	46,100
Cash and cash equivalents, beginning of period	218,180	144,353
Cash and cash equivalents, end of period	$288,316	$190,453

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
Retail Pharmacy Segment
Revenues from continuing operations (a)	$4,123,271	$3,864,808
Cost of revenues from continuing operations (a)	3,041,735	2,834,313
Gross profit from continuing operations	1,081,536	1,030,495
LIFO (credit) charge from continuing operations	(12,066)	7,489
FIFO gross profit from continuing operations	1,069,470	1,037,984
Adjusted EBITDA gross profit from continuing operations	1,098,427	1,040,263

Gross profit as a percentage of revenues - continuing operations	26.23%	26.66%
LIFO (credit) charge as a percentage of revenues - continuing operations	-0.29%	0.19%
FIFO gross profit as a percentage of revenues - continuing operations	25.94%	26.86%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	26.64%	26.92%

Selling, general and administrative expenses from continuing operations	1,108,976	1,071,325
Adjusted EBITDA selling, general and administrative expenses from continuing operations	1,035,445	956,255
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.90%	27.72%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	25.11%	24.74%

Cash interest expense	47,368	54,610
Non-cash interest expense	3,179	3,660
Total interest expense	50,547	58,270
Interest expense - continuing operations	50,547	58,270
Interest expense - discontinued operations	-	-

Adjusted EBITDA - continuing operations	62,982	84,008
Adjusted EBITDA as a percentage of revenues - continuing operations	1.53%	2.17%

Pharmacy Services Segment
Revenues (a)	$1,977,246	$1,566,292
Cost of revenues (a)	1,860,463	1,470,064
Gross profit	116,783	96,228

Gross profit as a percentage of revenues	5.91%	6.14%

Adjusted EBITDA	44,410	26,339
Adjusted EBITDA as a percentage of revenues	2.25%	1.68%

(a) - Revenues and cost of revenues include $73,141 and $58,511 of inter-segment activity for the thirteen weeks ended May 30, 2020 and June 1, 2019, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(72,702)	$(99,339)
Adjustments:
Interest expense	50,547	58,270
Income tax (benefit) expense	(8,018)	7,374
Depreciation and amortization	79,103	83,926
LIFO (credit) charge	(12,066)	7,489
Lease termination and impairment charges	3,753	478
Intangible asset impairment charges	29,852	-
Merger and Acquisition-related costs	-	3,085
Stock-based compensation expense	1,874	5,380
Restructuring-related costs	35,735	43,350
Inventory write-downs related to store closings	834	841
Gain on sale of assets, net	(2,260)	(2,712)
Other	740	2,205
Adjusted EBITDA - continuing operations	$107,392	$110,347
Percent of revenues - continuing operations	1.78%	2.05%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
Net loss from continuing operations	$(72,702)	$(99,339)
Add back - Income tax (benefit) expense	(8,018)	7,374
Loss before income taxes - continuing operations	(80,720)	(91,965)

Adjustments:
Amortization expense	24,420	27,660
LIFO (credit) charge	(12,066)	7,489
Intangible asset impairment charges	29,852	-
Merger and Acquisition-related costs	-	3,085
Restructuring-related costs	35,735	43,350

Adjusted loss before income taxes - continuing operations	(2,779)	(10,381)

Adjusted income tax benefit (a)	(768)	(2,862)
Adjusted net loss from continuing operations	$(2,011)	$(7,519)

Adjusted net loss per diluted share - continuing operations:

Numerator for adjusted net loss per diluted share:
Adjusted net loss from continuing operations	$(2,011)	$(7,519)

Denominator:
Basic and diluted weighted average shares	53,462	52,976

Net loss from continuing operations per diluted share - continuing operations	$(1.36)	$(1.88)

Adjusted net loss per diluted share - continuing operations	$(0.04)	$(0.14)

(a)    The fiscal year 2021 and 2020 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the thirteen weeks ended May 30, 2020 and June 1, 2019, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended June 1, 2019
Reconciliation of adjusted EBITDA gross profit:
Revenues	$4,123,271	$3,864,808
Gross Profit	1,081,536	1,030,495
Addback:
LIFO (credit) charge	(12,066)	7,489
Depreciation and amortization (cost of goods sold portion only)	2,663	2,263
Restructuring-related costs - SKU optimization charges	25,763	-
Other	531	16
Adjusted EBITDA gross profit - continuing operations	$1,098,427	$1,040,263
Percent of revenues - continuing operations	26.64%	26.92%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$4,123,271	$3,864,808
Selling, general and administrative expenses	1,108,976	1,071,325
Less:
Depreciation and amortization (SG&A portion only)	60,909	65,039
Stock-based compensation expense	1,725	5,265
Merger and Acquisition-related costs	-	2,314
Restructuring-related costs	9,946	39,381
Other	951	3,071
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$1,035,445	$956,255
Percent of revenues - continuing operations	25.11%	24.74%

Adjusted EBITDA - continuing operations	$62,982	$84,008